Exhibit 99.1

Contact:	US Airways Dan Cravens 480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS OCTOBER TRAFFIC RESULTS

TEMPE, Ariz. Nov. 5, 2013 — US Airways Group, Inc. (NYSE: LCC) today announced its October and year-to-date 2013 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.3 billion, up 5.7 percent versus October 2012. Mainline capacity was 6.4 billion available seat miles (ASMs), up 9.1 percent versus October 2012. Mainline passenger load factor was 83.5 percent for the month of October, down 2.7 points versus October 2012.

US Airways’ President Scott Kirby said, “Our October consolidated passenger revenue per available seat mile (PRASM) increased approximately one percent versus the same period last year. I would like to thank our 32,000 team members, who continue to do an outstanding job of taking care of our customers. As we head into the busy holiday travel period, we look forward to delivering a superior travel experience to all of our customers.”

For the month of October, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation was a record 87.6 percent with a record completion factor of 99.5 percent.

The following summarizes US Airways Group’s traffic results for the month and year-to-date ended October 31, 2013 and 2012, consisting of mainline-operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline

OCTOBER

	2013	2012	Change
Mainline Revenue Passenger Miles (000)
Domestic	4,065,268	3,856,758	5.4%
Atlantic	968,736	915,241	5.8%
Latin	308,589	283,858	8.7%

Total Mainline Revenue Passenger Miles	5,342,593	5,055,857	5.7%

Mainline Available Seat Miles (000)
Domestic	4,805,471	4,377,577	9.8%
Atlantic	1,197,640	1,142,950	4.8%
Latin	396,347	346,160	14.5%

Total Mainline Available Seat Miles	6,399,458	5,866,687	9.1%

Mainline Load Factor (%)
Domestic	84.6	88.1	(3.5	) pts
Atlantic	80.9	80.1	0.8	pts
Latin	77.9	82.0	(4.1	) pts

Total Mainline Load Factor	83.5	86.2	(2.7	) pts

Mainline Enplanements
Domestic	4,270,503	4,028,175	6.0%
Atlantic	233,651	225,975	3.4%
Latin	199,705	208,861	(4.4)%

Total Mainline Enplanements	4,703,859	4,463,011	5.4%

YEAR TO DATE

	2013	2012	Change
Mainline Revenue Passenger Miles (000)
Domestic	41,018,535	38,898,404	5.5%
Atlantic	9,912,102	9,491,863	4.4%
Latin	4,480,130	4,229,620	5.9%

Total Mainline Revenue Passenger Miles	55,410,767	52,619,887	5.3%

Mainline Available Seat Miles (000)
Domestic	47,509,000	45,470,182	4.5%
Atlantic	12,160,312	11,969,304	1.6%
Latin	5,396,902	5,092,259	6.0%

Total Mainline Available Seat Miles	65,066,214	62,531,745	4.1%

Mainline Load Factor (%)
Domestic	86.3	85.5	0.8	pts
Atlantic	81.5	79.3	2.2	pts
Latin	83.0	83.1	(0.1	) pts

Total Mainline Load Factor	85.2	84.1	1.1	pts

Mainline Enplanements
Domestic	41,858,572	39,929,207	4.8%
Atlantic	2,441,724	2,336,001	4.5%
Latin	3,184,482	3,125,097	1.9%

Total Mainline Enplanements	47,484,778	45,390,305	4.6%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)

OCTOBER

	2013	2012	Change
Express Revenue Passenger Miles (000)
Domestic	197,072	215,659	(8.6)%

Express Available Seat Miles (000)
Domestic	263,982	275,970	(4.3)%

Express Load Factor (%)
Domestic	74.7	78.1	(3.4	) pts

Express Enplanements
Domestic	677,631	720,053	(5.9)%

YEAR TO DATE

	2013	2012	Change
Express Revenue Passenger Miles (000)
Domestic	1,995,218	2,018,690	(1.2)%

Express Available Seat Miles (000)
Domestic	2,671,135	2,743,903	(2.7)%

Express Load Factor (%)
Domestic	74.7	73.6	1.1	pts

Express Enplanements
Domestic	6,719,405	6,839,751	(1.8)%

Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.

OCTOBER

	2013	2012	Change
Consolidated Revenue Passenger Miles (000)
Domestic	4,262,340	4,072,417	4.7%
Atlantic	968,736	915,241	5.8%
Latin	308,589	283,858	8.7%

Total Consolidated Revenue Passenger Miles	5,539,665	5,271,516	5.1%

Consolidated Available Seat Miles (000)
Domestic	5,069,453	4,653,547	8.9%
Atlantic	1,197,640	1,142,950	4.8%
Latin	396,347	346,160	14.5%

Total Consolidated Available Seat Miles	6,663,440	6,142,657	8.5%

Consolidated Load Factor (%)
Domestic	84.1	87.5	(3.4	) pts
Atlantic	80.9	80.1	0.8	pts
Latin	77.9	82.0	(4.1	) pts

Total Consolidated Load Factor	83.1	85.8	(2.7	) pts

Consolidated Enplanements
Domestic	4,948,134	4,748,228	4.2%
Atlantic	233,651	225,975	3.4%
Latin	199,705	208,861	(4.4)%

Total Consolidated Enplanements	5,381,490	5,183,064	3.8%

YEAR TO DATE

	2013	2012	Change
Consolidated Revenue Passenger Miles (000)
Domestic	43,013,753	40,917,094	5.1%
Atlantic	9,912,102	9,491,863	4.4%
Latin	4,480,130	4,229,620	5.9%

Total Consolidated Revenue Passenger Miles	57,405,985	54,638,577	5.1%

Consolidated Available Seat Miles (000)
Domestic	50,180,135	48,214,085	4.1%
Atlantic	12,160,312	11,969,304	1.6%
Latin	5,396,902	5,092,259	6.0%

Total Consolidated Available Seat Miles	67,737,349	65,275,648	3.8%

Consolidated Load Factor (%)
Domestic	85.7	84.9	0.8	pts
Atlantic	81.5	79.3	2.2	pts
Latin	83.0	83.1	(0.1	) pts

Total Consolidated Load Factor	84.7	83.7	1.0	pts

Consolidated Enplanements
Domestic	48,577,977	46,768,958	3.9%
Atlantic	2,441,724	2,336,001	4.5%
Latin	3,184,482	3,125,097	1.9%

Total Consolidated Enplanements	54,204,183	52,230,056	3.8%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves 203 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, and Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,900 daily flights to 1,328 airports in 195 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best for Vets employer for the past three years. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCT)

Forward Looking Statements

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; the impact of extensive government regulation; the impact of heavy taxation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions and seasonality of the Company’s business; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; risks relating to the Company’s proposed merger with AMR Corporation; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

-LCC-